EXHIBIT 10.7
                                                                    ------------



                              CINGULAR WIRELESS LLC
                                SBC WIRELESS LLC
                            5565 GLENRIDGE CONNECTOR
                                   SUITE 2000
                             ATLANTA, GEORGIA 30342

                                                                    May 15, 2002

Southern Towers, Inc.
SpectraSite Holdings, Inc.
and SpectraSite Communications, Inc.
c/o SpectraSite Communications, Inc.
100 Regency Forest Drive, Suite 400
Cary, North Carolina 27511

SBC Tower Holdings LLC
c/o SBC Communications Inc.
175 E. Houston
San Antonio, Texas 78205

                       Re: Transaction Documents Amendment


Ladies and Gentlemen:

         Reference is made to those certain agreements and amendments thereto identified and defined on SCHEDULE A hereto (the "Transaction Documents"). Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Agreement to Sublease (as amended and modified from time to time).

         This letter agreement will confirm the understanding and agreement between the parties hereto as follows:

         1. TRANSACTION DOCUMENTS. Subject to the provisions of this letter agreement and notwithstanding anything to the contrary contained in the Transaction Documents, the parties agree to and acknowledge the following modifications to the Transaction Documents. Except as expressly amended hereby or by other documents executed on or about the date hereof and described on SCHEDULE C, the Transaction Documents shall remain in full force and effect.

             (a) The parties hereto agree that in accordance with Section 16.19 of the Agreement to Sublease and for good and valuable consideration including all provisions set forth herein, on the Effective Date (as defined herein) the Agreement to Sublease is hereby amended and modified as follows:


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                 (i)  The definition of "Site" is hereby amended to delete from said definition and from Annex A to the Agreement to Sublease 187 sites located in California and Nevada identified on the attached SCHEDULE B (the "California and Nevada Unclosed Sites").
             Without limiting the foregoing, the California and Nevada Unclosed Sites shall not be deemed to constitute Existing Sites, Excluded Sites or Included Sites thereunder or under any Transaction Document, and in no event shall more than 3,413 Sites become Included Sites under the Agreement to Sublease.

                  (ii) Article XV of the Agreement to Sublease is hereby deleted therefrom and shall have no further force or effect.

                  (iii) On the Effective Date, TowerCo Parent shall issue
             12,144,381 shares of Parent Stock (which number of shares is subject to appropriate adjustment in the event of any stock dividends, splits, reverse splits, combinations or subdivisions occurring prior to the Effective Date) to SBC Tower Holdings LLC ("SBC TowerCo") in full satisfaction of its obligation to pay (x) the Stock Portion of the prepaid Rent pursuant to Sections 3.2(a) and (b) of the Agreement to Sublease for any and all of the remaining 707 Transfer Sites and (y) any adjustments with respect to the Parent Stock required under Sections 3.2(c)-(i) of the Agreement to Sublease. The parties agree and acknowledge that with respect to each Transfer Closing, Tower Co and TowerCo Parent shall only be obligated to pay the Cash Portion of the prepaid Rent with respect to each Transfer Site that becomes an Included Site at a Transfer Closing and that TowerCo and TowerCo Parent shall have no further obligations to issue any Parent Stock in connection with the transactions contemplated by the Agreement to Sublease.

             (b) From and after the Effective Date, all obligations and rights of the parties to the Site Marketing Agreement shall be terminated with respect to the California and Nevada Sites (as defined below), including, without limitation, the obligation and right of Marketer (as defined in the Site Marketing Agreement) to provide marketing services for the California and Nevada Sites and the right of the Marketer to receive fees


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      and other compensation thereunder with respect to the California and
      Nevada Sites (whether or not Marketer has provided marketing services with respect thereto prior to the effective date of this letter agreement); PROVIDED, HOWEVER, that the foregoing shall not constitute a release of, and the parties to the Site Marketing Agreement shall each retain, any other liability or obligation of such party to the extent arising out of events occurring or actions taken prior to the effective date of this letter agreement (including, without limitation, the parties' rights to indemnification as provided in Section 19 of the Site Marketing Agreement). For purposes hereof, the "California and Nevada Sites" are collectively all Sites located in California or Nevada.

             (c) The Lease and Sublease shall be amended to the extent and as provided in that certain Consent and Modification Agreement dated as of May __, 2002.

         2. SPECIAL PAYMENT.

         For and in consideration of the amendment to the Transaction Documents outlined above, the various other agreements and undertakings of the parties contained herein and the various agreements and undertakings of the parties contained in the Joint Side Letter (as such term is defined in the Purchase Agreement), on the Effective Date, TowerCo shall be obligated to pay to SBC TowerCo Ten Million Dollars ($10,000,000) (the "Special Payment"). The parties acknowledge and agree (i) that said obligation will be assigned to and assumed by CA/NV Tower Holdings, LLC ("Newco") pursuant to the Assignment and Assumption Agreement (as such term is defined in the Purchase Agreement) and (ii) that such assignment and assumption is hereby consented to and shall in no manner affect the Joint Side Letter by, between and among the parties hereto executed contemporaneously herewith. The parties agree and acknowledge that upon the consummation of the transactions contemplated by the Purchase Agreement, none of the SCI Releasees (as such term is defined in the Joint Side Letter) shall have any obligation or liability with respect to the fulfillment of Newco's obligation to pay the Special Payment, and that immediately after the closing of the transactions contemplated by the Purchase Agreement, Newco shall pay the Special Payment to SBC TowerCo.

         3. BINDING EFFECT. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns and may not be modified or amended except by a written agreement executed by all parties hereto.

         4. COUNTERPARTS. This letter agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         5. GOVERNING LAW. The parties agree that this letter agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to its conflicts of law or choice of law principles.


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         6. SEVERABILITY. Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this letter agreement in any other jurisdiction. If any provision of this letter agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7. EFFECTIVENESS. Except as set forth in the next sentence, this Agreement shall become effective upon the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement (the "Effective Date"); provided that if the Purchase Agreement is terminated in accordance with its terms prior to the Closing thereunder, this letter agreement shall terminate and be null and void. Notwithstanding the preceding sentence, Sections 1(a)(i) and 2 of this letter agreement shall not become effective on the Effective Date if all of the consents with respect to the acquisition of the California and Nevada Unclosed Sites by Cingular Wireless LLC from SBC TowerCo, if any (the "Consents"), required by the GSM Facilities, LLC Limited Liability Company Agreement shall have not been obtained in the manner and to the extent required by such agreement prior to the Effective Date. For purposes of clarity, if the Consents are not obtained prior the Effective Date, Sections 1(a)(i) and 2 of this letter agreement shall be null and void.

         8. RECEIPT OF THIRD PARTY CONSENTS. Cingular Wireless LLC shall use commercially reasonably efforts to cause the receipt of the consents referred to in Section 7 as promptly as practicable following the date hereof.

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         Please confirm your acceptance of and agreement to the foregoing by signing and returning the accompanying copy of this letter agreement, whereupon this letter agreement shall become binding on the parties hereto.

                                    CINGULAR WIRELESS LLC


                                    By: /s/ Stephen A. McGaw
                                       ---------------------------------
                                       Name:  Stephen A. McGaw
                                       Title: Executive Vice President-
                                              Corporate Development

                                    SBC WIRELESS LLC


                                    By: /s/ Stephen A. McGaw
                                       ---------------------------------
                                       Name:  Stephen A. McGaw
                                       Title: Executive Vice President-
                                              Corporate Development

The undersigned accept and agree to the
Foregoing, as of the date first written
above:

SBC TOWER HOLDINGS, LLC


By: /s/ James S. Kahan
   ------------------------------------
   Name:  James S. Kahan
   Title: President


SPECTRASITE HOLDINGS, INC.


By: /s/ Stephen H. Clark
   ------------------------------------
   Name:  Stephen H. Clark
   Title: President and CEO


SOUTHERN TOWERS, INC.


By: /s/ Stephen H. Clark
   ------------------------------------
   Name:  Stephen H. Clark
   Title: President and CEO


SPECTRASITE COMMUNICATIONS, INC.


By: /s/ Stephen H. Clark
   ------------------------------------
   Name:  Stephen H. Clark
   Title: President and CEO